Exhibit 10.1

VIA HAND DELIVERY

May 8, 2017

Richard Kaufman

Intersect ENT, Inc.

1555 Adams Drive

Menlo Park, CA 94025

Re: Amended Separation Benefits

Dear Richard:

This letter agreement sets out an amendment (the “Amendment’) to the terms of your employment offer letter with Intersect ENT, Inc. (the “Company’’) dated December 6, 2006, as amended November 18,2013 and January 26, 2015 (collectively, the “Offer Letter”). The terms set forth in this Amendment replace and supersede the terms with respect to such matters set forth in the Offer Letter. This Amendment is effective as of the date of your signature below.

Amendment of Section 2: Severance Upon Termination or in Connection with Change in Control:

The second full paragraph under section number 2 of your Offer Letter, entitled, Severance Upon Termination in Connection with a Change in Control, is hereby deleted and replaced with the following paragraph:

If, in connection with or within twelve (12) months after a Change of Control Transaction, a Separation from Service occurs, you shall be entitled to (i) payment of twelve (12) months of your base salary, less all applicable withholdings and deductions, paid over such 12-month period immediately following the Separation from Service, on the schedule described below, (ii) a lump sum payment equal to your annual target bonus prorated for the number of days of the then current bonus period worked prior to your Separation from Service, (iii) twelve (12) months COBRA reimbursement and (iv) vesting of all outstanding stock options held by you such that all unvested shares subject to your outstanding options shall be fully vested, but only if the event constituting Good Reason upon which your resignation is based occurs in connection with or subsequent to and as a result of such Change of Control Transaction.

Except as modified herein, all other terms of your Offer Letter shall remain in full force and effect. Any conflict between the terms of your Offer Letter and this Amendment shall be determined in favor of this Amendment.

Richard Kaufman

May 8, 2017

Please sign below if the terms of this Amendment are acceptable to you, and return the fully signed letter to me.

By:
Lisa D. Earnhardt
President and Chief Executive Officer Intersect ENT, Inc.

Understood and Agreed to by:

Richard Kaufman SVP and Chief Operating Officer Date: 5/8/17